Exhibit 99.1
Premier Exhibitions Signs With Sports Immortals®
Atlanta, GA (March 19, 2008) — - — Premier Exhibitions, Inc. (NASDAQ: PRXI) announced today that it has entered into an exclusive long term Licensing Agreement to present “Sports Immortals®, The Traveling Exhibition.” Containing over one million mementos, Sports Immortals® is by far the largest and most extensive collection of sports memorabilia with artifacts ranging from Jim Thorpe’s Carlisle Indians Football Jersey, Thorpe’s Olympic Scrapbook from 1912, Bronko Nagurski’s Last Helmet, Babe Ruth Game Used Bat, Michael Jordan’s Rookie Jersey, Lou Gehrig Signed Baseball, Boxing Gloves Signed by Dozens of Champions Dating Back to Jack Johnson, and a “T206” Honus Wagner Card, just to name a few.
The famous collection of Joel Platt has been recognized by the Smithsonian Institute as “...absolutely the most outstanding single collection of all sports...” Leland’s Auction House has called it “The finest sports collection in the world...bar none.” And former US Senator, Bill Bradley, called it “A, Great, Great, Great, Great Collection.”
Injured in a gasoline explosion at the age of four, Platt’s parents bought him baseball cards (1933 Ruth and Gehrig Goudy Cards) to help entertain him during the long days of recovery. Since then, Joel Platt has spent six decades curating sports mementos that would be the nucleus for the development of Sport Immortals® Projects. This national treasure includes the most important artifacts from the worlds of baseball, football, basketball, boxing, hockey, tennis, golf, the Olympics, etc. Premier is planning to simultaneously tour multiple versions of “Sports Immortals®, The Traveling Exhibition” throughout North America.
“We are honored to be associated with Joel Platt and admire his inspirational journey starting as a young man on his quest to assemble the greatest of all sports collections,” said Bruce Eskowitz, President and CEO of Premier Exhibitions, Inc. “This is the most exceptional group of sports artifacts ever witnessed and we look forward to presenting the history of these immortals in a compelling and entertaining environment.”
“Sports Immortals® is a “must see” exhibition that takes visitors on a journey through sports history — honoring the pinnacle of athletic achievement — from the earliest record of sports to the contemporary heroes of today,” said Joel Platt, Founder of Sports Immortals ® of Boca Raton, Florida. “Partnering with Premier Exhibitions to enhance my collection is the first step in the manifestation of my dream to perpetuate the memories of the world’s greatest athletes and to inspire a willingness in visitors from all over the world to strive for maximum effort in their own life endeavors.”
The first engagement of “Sports Immortals®, The Traveling Exhibition” will open in 2008.
Premier Exhibitions, Inc. is a major provider of museum quality touring exhibitions throughout the world.

Forward-Looking Statements
Certain of the statements contained in this press release contain forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Premier Exhibitions have based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements contained in this press release may also include statements relating to Premier Exhibitions’ anticipated financial performance, business prospects, new developments, strategies and similar matters. Certain of the factors described in Premier Exhibitions’ filings with the Securities and Exchange Commission, including the section of its Annual Report on Form 10-K for the year ended February 28, 2007 entitled “Risk Factors,” may affect Premier Exhibitions’ future results and cause those results to differ materially from those expressed in the forward-looking statements. Premier Exhibitions disclaims any obligation to update any of its forward-looking statements, except as may be required by law.
For additional Information:
Investor Relations

Bud Ingalls
Chief Financial Officer
404-842-2638
bingalls@prxi.com
Media Inquiries:
Premier Exhibitions, Inc.:
Katherine Morgenstern (404) 842-2600
kmorgenstern@prxi.com